                                                          UNITED STATES
                                                SECURITIES AND EXCHANGE COMMISSION
                                                      WASHINGTON, D.C. 20549

                                                           SCHEDULE 14A

                                                          (Rule 14a-101)
                                             INFORMATION REQUIRED IN PROXY STATEMENT
                                                     SCHEDULE 14A INFORMATION

                                         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                                                 SECURITIES EXCHANGE ACT OF 1934

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                                                          First M&F Corporation
                                           (Name of Registrant as Specified in its Charter)

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                             (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                                      FIRST M&F CORPORATION

                                                        February 5, 2009

Dear Fellow Shareholders:

         We cordially invite you to attend a special meeting of shareholders of First M&F Corporation. The special meeting will be held beginning at 10:00 a.m., local time, on February 25, 2009, at Merchants and Farmers Bank, 221 East Washington Street,
Kosciusko, Mississippi. The formal notice of the special meeting appears on the next page.

         The special meeting has been called for the purpose of approving an amendment to the corporation's Articles of
Incorporation (the "Amendment") to give the board of directors the authority to fix the voting rights of each series of Class B
Non-Voting Preferred Stock which the board may issue.  This additional flexibility is necessitated by the board's intention to issue a series of 30,000 shares of preferred stock to the United States Department of the Treasury (the "Treasury") in
connection with the corporation's participation in the Treasury's Capital Purchase Program.

         Currently, the corporation's Articles of Incorporation authorize preferred stock and permit the board of directors to determine the terms of each series of preferred stock.  However, the Articles of Incorporation currently impose certain limitations on the voting rights of each class of preferred stock.  Specifically, the corporation's authorized preferred stock is currently divided into two classes with predetermined voting rights.  The holders of Class A Voting Preferred have full voting rights, and no less, and the holders of Class B Non-Voting Preferred have only such voting rights as are specifically required by law, and no more.  In other words, the Articles of Incorporation currently do not authorize the board to issue preferred stock having voting rights which are greater than the voting rights specifically required by law, but less than full voting rights.

         This limitation on the board's ability to fix the voting rights of the preferred stock would prevent the corporation from participating in the Capital Purchase Program.  Participation in the Capital Purchase Program requires that the corporation issue to the Treasury a series of preferred stock (the "Treasury Preferred") having certain specified terms.  Among these terms are certain voting rights, including the right to elect two additional directors to the board in the event the corporation fails to pay dividends to the Treasury for six quarters in the aggregate, whether or not consecutive.  (This particular voting right is granted only if the corporation fails to make six quarterly dividends and continues only until all accrued and unpaid dividends on the Treasury's preferred stock have been declared and paid in full, at which time the right terminates.)  Because the voting rights required for the Treasury Preferred are greater than those voting rights required by law but less than full voting rights, the Articles of Incorporation currently do not authorize the board of directors to issue the Treasury Preferred, which in turn would prevent the corporation from participating in the Capital Purchase Program.  The Amendment is intended to give the board the authority to determine the voting rights of each series of Class B Non-Voting Preferred which the board issues, thereby enabling the board to issue the Treasury Preferred.

         The Capital Purchase Program is designed to provide banks with a source of new capital on favorable terms and without being overly dilutive to shareholders. It is being widely used by banks of all sizes throughout the country.

         The Capital Purchase Program is a unique opportunity to strengthen the corporation's balance sheet at a time when traditional markets for capital have contracted significantly due to the turmoil in the financial markets. The Capital Purchase
Program provides a very attractive dividend rate of 5% for the first five years. If the corporation does not redeem the preferred stock at the end of five years, this rate goes to 9%. Both of these rates are currently less than the market rate for similar transactions. The program also permits us to redeem the stock at a future date without significant penalties, providing us with increased flexibility in terms of replacing the Treasury Preferred with other securities in the future.

         The addition of new capital through the Capital Purchase Program would further strengthen the corporation's capital base and solidify the corporation's position as a "well-capitalized" bank for regulatory purposes. We believe this is particularly important during this period of a softening economy. Also, when the economy regains its footing and resumes its growth, we will be fortified with a strong capital position to support loan growth.

         The ability of banks to raise capital in today's equity markets is very limited and dilutive. The board of directors is recommending that the corporation take advantage of the Capital Purchase Program because this program provides a ready source of new capital on favorable terms. Further, the board believes the addition of new capital under this plan will promote the goal of building long-term shareholder value.

         We are gratified by your continued interest in First M&F Corporation and are pleased that so many of you have voted your shares in the past. We look forward to seeing you at the special meeting.

         We hope that you will be able to attend the special meeting. Whether or not you plan to attend, please submit a proxy by mail, telephone or the Internet. You may submit a proxy by mail by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed envelope. You may also submit a proxy by telephone or via the Internet, should you prefer.
Your board of directors recommends a vote "FOR" the amendment to the Articles of Incorporation to give the board of directors the ability to fix the voting rights of each series of Class B Non-Voting Preferred Stock which the board may issue.

                                                                     Sincerely yours,

                                                                     Hugh S. Potts, Jr.
                                                                     Chairman of the Board and
                                                                     Chief Executive Officer

                                                      FIRST M&F CORPORATION
                                                    134 West Washington Street
                                                   Kosciusko, Mississippi 39090

                                            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                                        February 25, 2009

         Notice is hereby given that a special meeting of shareholders of First M&F Corporation will be held beginning at 10:00
a.m., local time, on February 25, 2009, at Merchants and Farmers Bank, 221 East Washington Street, Kosciusko, Mississippi. The
special meeting has been called for the purpose of approving an amendment to the corporation's Articles of Incorporation (the
"Amendment") to give the board of directors the authority to fix the voting rights of each series of Class B Non-Voting Preferred
Stock which the board may issue.

         The board of directors has fixed the close of business on January 26, 2009, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the special meeting.

         Your vote is important. Regardless of whether or not you plan to attend the special meeting, please submit a proxy by mail, telephone, or the Internet. You may submit a proxy by mail by completing, signing, and dating the enclosed proxy card and returning it in the envelope provided as promptly as possible. You may also submit a proxy by telephone or via the Internet by following the instructions attached to the proxy card. You may revoke your proxy at any time before it is voted at the special meeting by sending in a replacement proxy or by voting in person at the meeting.

                                                                By Order of the Board of Directors,

                                                                Hugh S. Potts, Jr.
                                                                Chairman of the Board and
                                                                Chief Executive Officer

February 5, 2009

                                                      FIRST M&F CORPORATION

                                                   ___________________________

                                                         PROXY STATEMENT
                                                   ___________________________

                                                 SPECIAL MEETING OF SHAREHOLDERS
                                                 TO BE HELD ON FEBRUARY 25, 2009

Introduction

        This proxy statement is furnished to the shareholders of First M&F Corporation in connection with the solicitation of proxies on behalf of the corporation’s board of directors for use at a special meeting of shareholders to be held at 10:00 a.m., local time, on February 25, 2009, at Merchants and Farmers Bank, 221 East Washington Street, Kosciusko, Mississippi. The corporation’s telephone number is (662) 289-8508.

        This proxy statement, the accompanying proxy card and the notice of special meeting are first being distributed to shareholders on or about February 5, 2009.

        At the meeting, shareholders will have the opportunity to consider and vote upon a proposal to approve an amendment to the corporation’s Articles of Incorporation (the “Amendment”) to give the board of directors the authority to fix the voting rights of each series of Class B Non-Voting Preferred Stock which the board may issue. This additional flexibility is necessitated by the board’s intention to issue a series of 30,000 shares of preferred stock to the United States Department of the Treasury (the “Treasury”) in connection with the corporation’s participation in the Treasury’s Capital Purchase Program.

        Currently, the corporation’s Articles of Incorporation authorize preferred stock and permit the board of directors to determine the terms of each series of preferred stock. However, the Articles of Incorporation currently impose certain limitations on the voting rights of each class of preferred stock. Specifically, the corporation’s authorized preferred stock is currently divided into two classes with predetermined voting rights. The holders of Class A Voting Preferred have full voting rights, and no less, and the holders of Class B Non-Voting Preferred have only such voting rights as are specifically required by law, and no more. In other words, the Articles of Incorporation currently do not authorize the board to issue preferred stock having voting rights which are greater than the voting rights specifically required by law, but less than full voting rights.

        This limitation on the board’s ability to fix the voting rights of the preferred stock would prevent the corporation from participating in the Capital Purchase Program. Participation in the Capital Purchase Program requires that the corporation issue to the Treasury a series of preferred stock (the “Treasury Preferred”) having certain specified terms. Among these terms are certain voting rights, including the right to elect two additional directors to the board in the event the corporation fails to pay dividends to the Treasury for six quarters in the aggregate, whether or not consecutive. (This particular voting right is granted only if the corporation fails to make six quarterly dividends and continues only until all accrued and unpaid dividends on the Treasury’s preferred stock have been declared and paid in full, at which time the right terminates.) Because the voting rights required for the Treasury Preferred are greater than those voting rights required by law but less than full voting rights, the Articles of Incorporation currently do not authorize the board of directors to issue the Treasury Preferred, which in turn would prevent the corporation from participating in the Capital Purchase Program. The Amendment is intended to give the board the authority to determine the voting rights of each series of Class B Non-Voting Preferred which the board issues, thereby enabling the board to issue the Treasury Preferred.

        The Capital Purchase Program is designed to provide banks with a source of new capital on favorable terms and without being overly dilutive to shareholders. It is widely being used by banks of all sizes throughout the country.

        The Capital Purchase Program is a unique opportunity to strengthen the corporation’s balance sheet at a time when traditional markets for capital have contracted significantly due to the turmoil in the financial markets. The Capital Purchase Program provides a very attractive dividend rate of 5% for the first five years. If the corporation does not redeem the preferred stock at the end of five years, this rate goes to 9%. Both of these rates are currently less than the market rate for similar transactions. The program also permits us to redeem the stock at a future date without significant penalties, providing us with increased flexibility in terms of replacing the Treasury Preferred with other securities in the future.

        The addition of new capital through the Capital Purchase Program would further strengthen the corporation’s capital base and solidify the corporation’s position as a “well-capitalized” bank for regulatory purposes. We believe this is particularly important during this period of a softening economy. Also, when the economy regains its footing and resumes its growth, we will be fortified with a strong capital position to support loan growth.

        The ability of banks to raise capital in today’s equity markets is very limited and dilutive. The board of directors is recommending that the corporation take advantage of the Capital Purchase Program because this program provides a ready source of new capital on favorable terms. Further, the board believes the addition of new capital under this plan will promote the goal of building long-term shareholder value.

        The board of directors has fixed the close of business on January 26, 2009, as the record date for the special meeting. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the special meeting. As of January 15, 2009, there were 9,169,596 restricted and unrestricted shares of the corporation’s common stock outstanding. The corporation has no other outstanding class of securities. The deadline for proxies to be received is 11:59 P.M., Central time, on February 24, 2009.

        If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope. You may also vote by telephone or via the Internet. Please see the instructions attached to the proxy card.

Solicitation and Revocation of Proxies

        The corporation is soliciting your shareholder proxy. The corporation intends to solicit proxies by mail, but it may also use telephonic and other electronic means of solicitation. As part of its solicitation, the corporation encourages its directors, officers, and employees to solicit shareholder proxies. However, the corporation does not engage any of its directors, officers or employees specifically to solicit proxies and pays no additional compensation for solicitation. The corporation’s stock transfer agent, Registrar and Transfer Company, will assist in the solicitation of proxies from brokers and nominees of shareholders. The corporation has also retained the service of The Altman Group, Inc. to assist in the solicitation of proxies from banks, brokers, nominees and intermediaries. The Altman Group, Inc. will perform those services normally associated with assisting a corporation to secure votes from shareholders, including, but not necessarily limited to, mailings and phone calls.

        If a properly signed and dated proxy card is returned with voting instructions in time, the shares represented by the proxy will be voted in accordance with those instructions. If a properly signed and dated proxy card is returned without instructions, the shares represented by that card will be voted “FOR” the amendment to the corporation’s Articles of Incorporation, as recommended by the corporation’s board of directors. The board of directors is not aware of any other matter to be presented at the meeting other than those specifically discussed in this proxy.

        If you have delivered a proxy for the special meeting, you may revoke it any time before it is voted by attending the meeting and voting in person, by giving written notice revoking your proxy to the corporate secretary prior to the date of the special meeting, or by submitting a new proxy before the meeting.

        The corporation will bear the total cost of soliciting proxies from its shareholders. The corporation estimates that the fees for broker and shareholder nominee solicitation will not exceed $3,500 plus out-of-pocket costs and expenses for Registrar and Transfer Company and $8,500 plus out-of-pocket costs and expenses for The Altman Group, Inc. The corporation will also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. The corporation will make a list of all shareholders as of the record date available at the special meeting.

Quorum

        A majority of the votes entitled to be cast at the special meeting constitutes a quorum. A share, once represented for any purpose at the special meeting, is deemed present for purposes of determining a quorum for the remainder of the special meeting. This is true even if the shareholder abstains from voting with respect to any matter brought before the special meeting.

        Each share of the corporation’s common stock outstanding on January 26, 2009, entitles its holder to one vote on any proposal that may properly come before the special meeting.

        As of January 15, 2009, the directors and executive officers of the corporation beneficially owned a total of 2,013,903 shares, or approximately 21.68% of the outstanding shares of the corporation’s common stock. These individuals have indicated that they will vote for the amendment to the corporation’s Articles of Incorporation.

        Brokers and other nominee holders do not have the power to vote shares held by them on the foregoing proposal unless the beneficial owner of the shares directs them to vote on such matter. Broker non-votes will not be counted as votes cast for purposes of determining the total number of votes cast on the proposal and as such will have no effect on the proposal.

PROPOSAL 1: AMENDMENT TO ARTICLES OF INCORPORATION

Reasons for the Amendment

        Currently, the corporation’s Articles of Incorporation authorize preferred stock and permit the board of directors to determine the terms of each series of preferred stock. However, the Articles of Incorporation currently impose certain limitations on the voting rights of each class of preferred stock. Specifically, the corporation’s authorized preferred stock is currently divided into two classes with predetermined voting rights. The holders of Class A Voting Preferred have full voting rights, and no less, and the holders of Class B Non-Voting Preferred have only such voting rights as are specifically required by law, and no more. In other words, the Articles of Incorporation currently do not authorize the board to issue preferred stock having voting rights which are greater than the voting rights specifically required by law, but less than full voting rights.

        This limitation on the board’s ability to fix the voting rights of the preferred stock would prevent the corporation from participating in the Capital Purchase Program. Participation in the Capital Purchase Program requires that the corporation issue to the Treasury a series of preferred stock having certain specified terms, which series of stock is referred to herein as the Treasury Preferred. Among the terms required for the Treasury Preferred are certain voting rights, including the right to elect two additional directors to the board in the event the corporation fails to pay dividends to the Treasury for six quarters in the aggregate, whether or not consecutive. (This particular voting right is granted only if the corporation fails to make six quarterly dividends and continues only until all accrued and unpaid dividends on the Treasury’s preferred stock have been declared and paid in full, at which time the right terminates.) Because the voting rights required for the Treasury Preferred are greater than those voting rights required by law but less than full voting rights, the Articles of Incorporation currently do not authorize the board of directors to issue the Treasury Preferred, which in turn would prevent the corporation from participating in the Capital Purchase Program. The Amendment is intended to give the board the authority to determine the voting rights of each series of Class B Non-Voting Preferred which the board issues, thereby enabling the board to issue the Treasury Preferred.

        In addition, whether or not the corporation participates in the CPP, the Amendment would give the board the ability to determine the voting rights, if any, of any future series of Class B Non-Voting Preferred. The board of directors believes that additional flexibility created by the Amendment could potentially facilitate corporate financing and the corporation’s other plans which are intended to foster the corporation’s growth and flexibility. The complexity of modern business financing and possible future transactions requires maximum flexibility in the corporation’s capital structure.

Issuance of Preferred Stock

        The primary impetus for modifying Class B Non-Voting Preferred under the Articles is to permit the corporation to participate in the CPP. Under the CPP, the Treasury will purchase up to an aggregate of $250 billion of shares of Treasury Preferred in financial institutions on standardized terms as described in the term sheet attached hereto as Annex A. In order to participate, the corporation must meet all qualitative requirements, including having filed with the SEC its preliminary proxy statement regarding the shareholders’ authorization of the Treasury Preferred, within 30 days of the date of notification of preliminary approval by the Treasury. The minimum investment amount available to a participating institution is 1 percent of risk-weighted assets. The maximum investment amount is the lesser of $25 billion or 3 percent of risk-weighted assets. The corporation has received approval to receive an investment of up to $40 million, but anticipates accepting a $30 million investment.

        The Treasury Preferred will qualify as Tier 1 capital and will rank senior to the corporation’s common stock. The Treasury Preferred will pay a cumulative dividend rate of five percent per annum for the first five years and will reset to a rate of 9 percent per annum after year five. The Treasury Preferred will be non-voting, other than class voting rights on matters that could adversely affect the shares and the election of two directors in the event dividends are not paid for six quarters in the aggregate. The Treasury Preferred will be callable at par after three years. Prior to the end of three years, the senior preferred may be redeemed with the proceeds from a qualifying equity offering of any Tier 1 perpetual preferred or common stock. The Treasury may also transfer the Treasury Preferred to a third party at any time.

        In conjunction with the purchase of Treasury Preferred, the Treasury will receive warrants to purchase common stock with an aggregate market price equal to 15 percent of the senior preferred investment. The exercise price on the warrants will be the market price of the corporation’s common stock at the time of issuance, calculated on a 20-trading day trailing average. If the corporation sells the $30 million of preferred stock authorized under the CPP, the corporation estimates that the ownership percentage of its current shareholders would be diluted by approximately 5.38% if the warrants were exercised, assuming an aggregate of $30 million in capital is received and assuming an average price of the corporation’s common stock of $8.6325 per share.

        The corporation received approval to participate in the CPP on December 15, 2008, and anticipates receiving $30 million in additional capital at the corporation level. The corporation anticipates these proceeds will be used to support the corporation’s capital levels and used by Merchants and Farmers Bank as needed to support its growth through meeting the loan demand of its customer base and assisting in maintaining a strong capital position for the bank. A portion of those funds may be retained by the corporation to assure its ability to satisfy the dividend payments on the Treasury Preferred.

        The following are some of the expected effects on holders of common stock from the issuance of the Treasury Preferred to the Treasury under the CPP:

                  Restrictions on Dividends. As long as any Treasury Preferred is outstanding, the corporation may pay dividends on its common stock, provided that all dividend payments have been made on the Treasury Preferred as required by the
         CPP.  Notwithstanding this, the consent of the Treasury will be required for any increase in the per share dividends on common stock until the third anniversary of the date of the Treasury Preferred investment unless, prior to such third anniversary, the Treasury Preferred is redeemed in whole or the Treasury has transferred all of the Treasury Preferred to third parties. In addition, no dividends may be declared or paid on junior preferred shares or preferred shares ranking pari passu with the Treasury Preferred, nor may the corporation repurchase or redeem any junior preferred shares, preferred shares ranking pari passu with the senior preferred, or common stock, unless (i) in the case of cumulative Treasury Preferred, all accrued and unpaid dividends for all past dividend periods on the Treasury Preferred are fully paid or (ii) in the case of non-cumulative Treasury Preferred, the full dividend for the latest completed dividend period has been declared and paid in full.

                  Dilution. The corporation's reported net tangible common book value as of September 30, 2008, was approximately
         $101.077 million, or $11.15 per share of common stock, based upon 9,063,346 unrestricted shares outstanding as of that date. Net tangible common book value per share is determined by dividing such number of outstanding shares of common stock into the corporation's net tangible common book value, which is the corporation's total tangible assets less total liabilities and preferred equity.  Assuming the issuance by the corporation of warrants to acquire 521,286 shares of common stock (based on an aggregate of $30 million in capital received and an average price of the corporation's common stock of $8.6325 per share), the corporation's net tangible book value as of September 30, 2008, would have been approximately $104.291 million, or $11.51 per share, after giving pro forma effect to this transaction. This would represent accretion of $0.36 per share to the corporation's existing common stockholders.

                  Repurchases. The consent of the Treasury shall be required for any share repurchases (other than (i)
         repurchases of the Treasury Preferred and (ii) repurchases of junior preferred shares or common stock in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary of the date of this investment unless prior to such third anniversary the Treasury Preferred is redeemed in whole or the
         Treasury has transferred all of the Treasury Preferred to third parties.

                  In addition, there shall be no share repurchases of junior preferred shares, preferred shares ranking pari passu with the Treasury Preferred, or common stock if prohibited as described under "Restrictions on Dividends" above.

                  Voting Rights. The Treasury Preferred shall be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Treasury Preferred, (ii) any amendment to the rights of
         Treasury Preferred, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the
         Treasury Preferred. If dividends on the Treasury Preferred are not paid in full for six dividend periods, whether or not consecutive, the Treasury Preferred will have the right to elect two directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

        In order to participate in the CPP, the corporation will also be required to adopt the Treasury standards for executive compensation and corporate governance for the period during which the Treasury holds equity in the corporation issued under the CPP. The corporation must meet certain standards, including: (1) ensuring that incentive compensation for certain senior executives does not encourage unnecessary and excessive risks that threaten the value of the corporation; (2) requiring a return to the corporation of any bonus or incentive compensation paid to certain senior executives based on financial statements or other performance metric criteria that are later proven to be materially inaccurate; (3) prohibiting the corporation from making certain excess payments to certain senior executives made on account of involuntary separations from service or in connection with a bankruptcy, insolvency or receivership of the corporation; and (4) agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each applicable senior executive. These standards could change based on subsequent guidance issued by the Treasury or the Internal Revenue Service. Both prior to its participation in the CPP, and for so long as the Treasury continues to hold equity interests in the corporation issued under the CPP, the corporation will monitor its compensation arrangements and modify such compensation arrangements, agree to limit and limit its compensation deductions, and take such other actions as may be necessary to comply with the standards discussed above, as they may be modified from time to time. The corporation does not anticipate that any material changes to its existing executive compensation structure will be required to comply with the executive compensation standards included in the CPP.

        The corporation will also be required to file a shelf registration statement covering the Treasury Preferred, as well as the warrants and the common stock underlying the warrants, as promptly as practicable after the date of this investment and shall be required to take all action required to cause such shelf registration statement to be declared effective as soon as possible. The corporation will also be required to grant to the Treasury piggyback registration rights for the Treasury Preferred, as well as the warrants and the common stock underlying the warrants, and will take such other steps as may be reasonably requested to facilitate the transfer of the Treasury Preferred, as well as the warrants and the common stock underlying the warrants. The corporation may, if requested by the Treasury, be required to apply for the listing on the NASDAQ Stock Market of the Treasury Preferred and the warrants.

        The corporation believes that participation in the CPP would be beneficial because it would provide low cost access to capital which can be used to support and expand its business. The pro forma effect of the transaction would be to increase significantly the total assets and shareholders’ equity at September 30, 2008, as set forth in more detail below under “Pro Forma Financial Information.” The corporation anticipates that these proceeds will be used to support the corporation’s capital levels and will be used by Merchants and Farmers Bank as needed to support its growth through meeting the loan demand of its customer base and assisting in maintaining a strong capital position for the bank. A portion of those funds may be retained by the corporation to assure its ability to satisfy the dividend payments on the Treasury Preferred.

        Moreover, whether or not the corporation participates in the CPP, the board of directors would be permitted to issue preferred stock from time to time for any proper corporate purpose, including acquisitions of other businesses or properties and the raising of additional capital. Shares of preferred stock could be issued publicly or privately, in one or more series that could rank senior to the corporation’s common stock with respect to dividends and liquidation rights. Other than the corporation’s potential participation in the CPP, there are no present plans, understandings, or agreements for, and the corporation is not engaged in any negotiations that will involve, the issuance of preferred stock.

Effects of Issuing Preferred Stock

        The issuance of shares of preferred stock will generally dilute the ownership interests of the current common shareholders. In addition, the issuance of shares of preferred stock with certain rights, preferences, and privileges senior to those held by the corporation’s common shareholders could diminish their rights to receive dividends, if declared by the board of directors, and to receive payments upon the corporation’s liquidation. The board of directors believes that the financial flexibility offered by the modification of the Class B Non-Voting Preferred outweighs any of its disadvantages.

        A copy of the term sheet for the CPP is attached to this proxy as Annex A and a copy of the Amendment is attached to this proxy as Annex B. The Amendment is being submitted for your approval pursuant to the Mississippi Code of 1972, as amended, and SEC rules.

No Appraisal Rights

        Under Mississippi law, the corporation’s shareholders are not entitled to appraisal rights with respect to the corporation’s authorization or issuance of preferred stock.

Vote Required

        The approval of the Amendment requires the affirmative vote of the holders of a majority of the shares represented at the special meeting, in person or by proxy, and entitled to vote. For the approval of the Amendment, you may vote “FOR” or “AGAINST” or abstain from voting. If you hold your shares in your own name, are represented at the special meeting, and abstain from voting on this matter, your abstention will have the effect of a negative vote. If you hold your shares through a broker, bank, trustee, or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares. Broker non-votes will have no effect on the approval of this proposal.

Board Recommendation

        The board of directors recommends a vote “FOR” the Amendment.

                              Beneficial Common Stock Ownership of Directors and Executive Officers

                                                 Amount & Nature of
                                                Beneficial Ownership                 Percent of Common
                                               Of Common Stock as of                Stock Beneficially
                 Name                             January 15, 2009                       Owned (a)               Class
------------------------------------------------------------------------------------------------------------------------
Jeffrey A. Camp                                18,275       (15)(18)                       .20%                    I
John Clark Love, III *                          4,100                                      .04%                    I
Susan McCaffery                               267,240     (1)(2)(14)                      2.88%                    I
Larry Terrell *                                13,520           (23)                       .15%                    I
James I. Tims *                               184,594        (9)(11)                      1.99%                    I
Michael L. Nelson *                             8,600           (24)                       .09%                   II
Hugh S. Potts, Jr.                            608,747         (1)(4)                      6.55%                   II
Samuel B. Potts                               167,742           (25)                      1.81%                   II
Michael W. Sanders *                           16,600           (12)                       .18%                   II
Scott M. Wiggers                               37,873    (3)(16)(19)                       .41%                   II
Hollis C. Cheek *                               6,209           (13)                       .07%                  III
Jon A. Crocker                                 94,531        (5)(21)                      1.02%                  III
Toxey Hall, III *                              13,824           (21)                       .15%                  III
J. Marlin Ivey *                              251,624        (6)(21)                      2.71%                  III
Otho E. Pettit, Jr. *                          55,948        (7)(22)                       .60%                  III
Charles W. Ritter, Jr. *                      345,600        (8)(21)                      3.72%                  III
L. F. Sams, Jr. *                              28,770       (10)(17)                       .31%                  III
                                        ---------------------------------------------------------------------

ALL DIRECTORS AND EXECUTIVE OFFICERS        2,013,903       (16)(20)                     21.68%
AS A GROUP
(20 PERSONS)

(a)      Constitutes sole ownership unless otherwise indicated.

(1)      Mrs. McCaffery and Hugh S. Potts, Jr. are brother and sister.
(2)      Mrs. McCaffery shares voting and investment power with respect to 1,522 of these shares with her husband and includes
         81,600 shares owned by Mrs. McCaffery's husband.
(3)      Includes 2,268 shares owned by Mr. Wiggers' wife.
(4)      Mr. Potts, Jr.'s holdings include 51,828 shares owned by his wife. Mr. Potts, Jr. is the trustee over The Salt & Light
         Foundation which owns 128,404 shares.
(5)      Of these shares, 14,994 are registered in the name of BellAire Corporation, of which Mr. Crocker's wife is a director.
         Crocker-Jones, LLC, in which Mr. Crocker is a member, owns 1,350 shares.
(6)      Of these shares, 204,024 are registered in the name of Ivey National Corporation, of which Mr. J. Marlin Ivey is the
         President.
(7)      Includes 11,172 shares owned by Mr. Pettit's wife and children.
(8)      Includes 122,000 shares owned by Mr. Ritter's wife.
(9)      Includes 157,698 shares owned by Mr. Tims' wife. Includes 23,832 shares owned by LT Corporation which is owned by Mr.
         Tims and his wife.
(10)     Includes 4,530 shares owned by Mr. Sams' wife.
(11)     Includes 1,400 shares which may be acquired upon the exercise of stock options.
(12)     Includes 1,000 shares which may be acquired upon the exercise of stock options.
(13)     Includes 600 shares which may be acquired upon the exercise of stock options.
(14)     Includes 7,400 shares which may be acquired upon the exercise of stock options.
(15)     Includes 8,000 shares which may be acquired upon the exercise of stock options.
(16)     Includes 7,500 shares which may be acquired upon the exercise of stock options.
(17)     Includes 1,600 shares which may be acquired upon the exercise of stock options.
(18)     Includes 8,000 shares of restricted stock that vest on 12/30/12.
(19)     Includes 6,000 shares of restricted stock that vest on 05/31/09.
(20)     Includes 8,000 shares of restricted stock of non-director executive officers that vest on 12/30/12 and 8,000 shares that vest on 08/31/12.
(21)     Includes 7,600 shares which may be acquired upon the exercise of stock options.
(22)     Includes 2,600 shares which may be acquired upon the exercise of stock options.
(23)     Includes 400 shares which may be acquired upon the exercise of stock options.
(24)     Includes 200 shares which may be acquired upon the exercise of stock options.
(25)     Includes 5,690 shares owned by Mr. Potts' wife and child. Mr. Potts is the Chairman of the Salt & Light Foundation,
         which owns 128,404 shares.

 * Indicates independent Director

                                                        Executive Officers

                                                                                          Beneficial Ownership
          Name             Age                          Position                           As of January 15,    Percent
                                                                                                  2009
-------------------------------------------------------------------------------------------------------------------------
John G. Copeland          56     EVP & Chief Financial Officer, First M&F Corporation            8,045 (1)       .09%
                                 and M&F Bank
Jeffrey B. Lacey          46     President and Chief Banking Officer, M&F Bank                   6,193 (2)       .07%
Steven L. Upchurch        48     EVP of Related Business, M&F Bank                               4,272 (2)       .05%

(1)    Includes 8,000 shares of restricted stock that vest on 12/30/12.
(2)    Includes 4,000 shares of restricted stock that vest on 08/31/12.

                                                      Principal Shareholder

                  Management of the Company knows of no person who owns of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock of the Company except as set forth below:

                                                 Amount and Nature of Beneficial Ownership      Percent of
    Name and Address of Beneficial Owner                      of Common Stock                      Class
-------------------------------------------------------------------------------------------------------------
Hugh S. Potts, Jr.                                            608,747 shares                       6.55%
1104 Walnut Grove Road
Kosciusko, MS  39090

PRO FORMA FINANCIAL INFORMATION

        The unaudited pro forma condensed consolidated financial data set forth below has been derived by the application of pro forma adjustments to the corporation’s historical financial statements for the year ended December 31, 2007, and the nine months ended September 30, 2008. The unaudited pro forma consolidated financial data gives effect to the events discussed below as if they had occurred on January 1, 2007, in the case of the statement of income data and September 30, 2008, in the case of the balance sheet data.

     o   The issuance of $30 million of preferred stock to the Department of Treasury under the CPP.
     o   The issuance of warrants to purchase 521,286 shares of the corporation's common stock based on a strike price of $8.6325 per share (trailing 20-day average share price as of December 15, 2008). The transaction is expected to close on
         February 27, 2009.
     o   The proceeds of the CPP are assumed to be initially invested in U.S. Treasury Notes at an earning rate of 1.50%.
         Subsequent redeployment of the funds is anticipated, based on the circumstances and future opportunities.

        The corporation presents a set of unaudited pro forma consolidated balance sheet data, including selected line items from its balance sheet and selected capital ratios, as of September 30, 2008. The corporation also presents sets of unaudited pro forma condensed consolidated income statements for the year ended December 31, 2007, and the nine months ended September 30, 2008. The pro forma financial data may change materially based on the actual assumptions that will be used in valuing the common stock warrants and preferred stock and the actual deployment of the funds when the funding is received.

        The information should be read in conjunction with the corporation’s audited financial statements and the related notes as filed as part of its Annual Report on Form 10-K for the year ended December 31, 2007, and its unaudited consolidated financial statements and the related notes filed as part of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

        The following unaudited pro forma consolidated financial data is not necessarily indicative of the corporation’s financial position or results of operations that actually would have been attained had the proceeds from the CPP been received, or the issuance of the warrants pursuant to the CPP been made, at the dates indicated, and is not necessarily indicative of the corporation’s financial position or results of operations that will be achieved in the future.

        The corporation has included the following unaudited pro forma consolidated financial data solely for the purpose of providing shareholders with information that may be useful for purposes of considering and evaluating the proposals to amend the corporation’s Articles of Incorporation. The corporation’s future results are subject to prevailing economic and industry specific conditions and financial, business and other known and unknown risks and uncertainties, certain of which are beyond its control. These factors include, without limitation, those described in this Proxy Statement and those described under Part I, Item 1A of the corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, in Part II, Item 1A of the corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and in the company’s other reports filed with the SEC, which are specifically incorporated by reference in this Proxy Statement.

                                                      First M&F Corporation
                                   Pro Forma Consolidated Balance Sheet Data and Capital Ratios
                                                      (amounts in thousands)

                                                                                     September 30, 2008
                                                                    -----------------------------------------------------
                                                                           Historical                As Adjusted (1)
                                                                    -------------------------     -----------------------
                                                                                                       (unaudited)
Balance Sheet:
Total assets (2)                                                        $    1,641,265                   $ 1,671,265
Total liabilities                                                            1,500,349                     1,500,349

Preferred stock:
  Class A; 1,000,000 shares authorized                                               -                             -
  Class B; 1,000,000 shares authorized: 30,000 shares issues                         -                        30,000
           Unaccreted discount on preferred stock                                    -                        (1,084)
                                                                    -------------------------     -----------------------
                                                                                     -                        28,916
Common stock of $5.00 par value; 15,000,000 shares
  authorized: 9,061,846 shares issued                                           45,309                        45,309
Additional paid-in capital                                                      30,421                        30,421
Common stock warrants                                                                -                         1,084
Nonvested restricted stock awards                                                  789                           789
Retained earnings                                                               65,700                        65,700
Accumulated otehr comprehensive income (loss)                                   (1,321)                       (1,321)
                                                                    -------------------------     -----------------------
  Total stockholders' equity                                            $      140,898                   $   170,898
                                                                    -------------------------     -----------------------

Capital Ratios:
Total risk-based capital to risk-weighted assets ratio                          11.09%                        13.23%
Tier 1 capital ratio                                                             9.84%                        11.14%
Leverage ratio                                                                   8.61%                         9.61%
Equity to assets ratio                                                           8.58%                        10.23%
Tangible equity to tangible assets ratio                                         6.31%                         8.03%

(1) Pro forma impact assuming proceeds from the issuance of preferred stock of $30 million.
(2) Assumes that proceeds are initially invested in Federal funds sold

                                                      First M&F Corporation
                                      Pro Forma Condensed Consolidated Statements of Income
                Pro Forma Impact of Preferred Stock Proceeds ($30 million)/Common Stock Warrants (521,286 shares)
                                          (amounts in thousands, except per share data)

                                                          Historical                                     Pro Forma
                                                      Twelve Months Ended                           Twelve Months Ended
                                                       December 31, 2007         Adjustments         December 31, 2007
                                                     ----------------------    ----------------    ----------------------
                                                                                 (unaudited)

Net interest income                                   $      54,040             $        450 (1)        $     54,490
Provision for loan losses                                     2,520                        -                   2,520
                                                     ----------------------    ----------------    ----------------------
 Net interest income after provision for loan loss           51,520                      450                  51,970
Noninterest income                                           21,052                        -                  21,052
Noninterest expense                                          51,105                        -                  51,105
                                                     ----------------------    ----------------    ----------------------
   Income before income taxes                                21,467                      450                  21,917
Income taxes                                                  6,988                      168 (2)               7,156
Noncontrolling interests in subsidiary
earnings, net                                                    21                        -                      21
                                                     ----------------------    ----------------    ----------------------
   Net income                                          $     14,458             $        282            $     14,740
   Less: preferred dividends                                      -                    1,693 (3)               1,693
                                                     ----------------------    ----------------    ----------------------
   Net income available to common shareholders         $     14,458             $     (1,411)           $     13,047
                                                     ----------------------    ----------------    ----------------------
Earnings per share available to common shareholders
      Basic                                            $       1.60             $       (.16)           $       1.44
      Diluted                                                  1.59                     (.20)                   1.39
Weighted average shares outstanding
      Basic                                               9,060,137                        -               9,060,137
      Diluted                                             9,109,117                  271,876 (4)           9,380,993

(1)      Assumes that the preferred stock proceeds are invested in 5-year U.S. Treasury Notes, which yield approximately 1.50%.
         An incremental tax rate of 37.3% was assumed. The actual impact to net interest income is expected to be different as the company plans to initially invest the proceeds in U.S. government agency, mortgage-backed and other securities, reduce corporate debt, and provide for lending opportunities and other strategic activities. The actual impact may vary based on the timing of investing and lending opportunities, the rate environment for loans and the market and yield environments for fixed-income investments, and other corporate strategies and opportunities requiring capital going forward.
(2)      The incremental income tax effect is calculated at 37.3% on the income before income taxes.
(3)      Consists of dividends on preferred stock at a 5.00% annual rate as well as accretion on the discount on preferred stock.
         The discount is determined based on the value that is allocated to the warrants upon issuance. The value assigned to the warrants is their proportionate share of the combined total of the fair value of the warrants plus the fair value of the preferred stock. This discount is accreted over the estimated life of the preferred stock (estimated as five years)
         using the effective yield method. The estimated pro forma effective yield is 5.85%. The fair value of the common stock warrants was estimated using a Black-Scholes option pricing model. This model uses assumptions related to the price of the stock, the estimated life of the warrants, the volatility of the corporation's stock price, risk-free discount rates and an estimated dividend yield. The fair value of the preferred stock was estimated using a 15.00% market discount rate, similar to those used for equivalent instruments. All other factors being equal, the lower the value of the warrants, the less negative impact on net income and earnings per share available to common shareholders. For the preferred stock, the fair value increases as lower discount rates are used. Therefore, all other factors remaining equal, a lower discount rate for the preferred stock would result in a less negative impact on net income and earnings per share available to common shareholders.

(4)      The Treasury will receive warrants to purchase 521,286 shares of the corporation's common stock having a strike price of
         $8.6325 per share, based on a trailing 20-day average share price as of December 15, 2008. The actual shares and strike price will be determined on the expected closing date of February 27, 2009. This amounts to 15% of the proceeds of the preferred stock issuance. The warrants have a life of ten years and can be exercised at any time. The strike price is calculated as the trailing twenty day trading average leading up to the closing date. The pro forma adjustment shows the increase in diluted common shares outstanding assuming that the warrants had been issued on January 1, 2007, at a strike price of $8.6325 and remained outstanding for the entire period presented. The treasury stock method was utilized to determine dilution of the warrants for the period presented.

                                                      First M&F Corporation
                                      Pro Forma Condensed Consolidated Statements of Income
                Pro Forma Impact of Preferred Stock Proceeds ($30 million)/Common Stock Warrants (521,286 shares)
                                          (amounts in thousands, except per share data)

                                                          Historical                                     Pro Forma
                                                       Nine Months Ended                             Nine Months Ended
                                                      September 30, 2008         Adjustments        September 30, 2008
                                                     ----------------------    ----------------    ----------------------
                                                                                 (unaudited)

Net interest income                                   $        39,247            $      338    (1)   $       39,585
Provision for loan losses                                       9,050                     -                   9,050
                                                     ----------------------    ----------------    ----------------------
 Net interest income after provision for loan loss             30,197                   338                  30,535
Noninterest income                                             16,299                     -                  16,299
Noninterest expense                                            40,043                     -                  40,043
                                                     ----------------------    ----------------    ----------------------
   Income before income taxes                                   6,453                   338                   6,791
Income taxes                                                    1,561                   126    (2)            1,687
Noncontrolling interests in subsidiary
earnings, net                                                       9                     -                       9
                                                     ----------------------    ----------------    ----------------------
   Net income                                                   4,883                   212    (3)            5,095
   Less: preferred dividends                                        -                 1,278                   1,278
                                                     ----------------------    ----------------    ----------------------
   Net income available to common shareholders        $         4,883            $   (1,066)         $        3,817
                                                     ----------------------    ----------------    ----------------------
Earnings per share available to common shareholders
      Basic                                           $           .54                  (.12)         $          .42
      Diluted                                                     .53                  (.12)                    .41
Weighted average shares outstanding
      Basic                                                 9,061,685                     -               9,061,685
      Diluted                                               9,092,117               182,357    (4)        9,274,474

(1)      Assumes that the preferred stock proceeds are invested in 5-year U.S. Treasury Notes, which yield approximately 1.50%.
         An incremental tax rate of 37.3% was assumed. The actual impact to net interest income is expected to be different as the company plans to initially invest the proceeds in U.S. government agency, mortgage-backed and other securities, reduce corporate debt, and provide for lending opportunities and other strategic activities. The actual impact may vary based on the timing of investing and lending opportunities, the rate environment for loans and the market and yield environments for fixed-income investments, and other corporate strategies and opportunities requiring capital going forward.
(2)      The incremental income tax effect is calculated at 37.3% on the income before income taxes.
(3)      Consists of dividends on preferred stock at a 5.00% annual rate as well as accretion on the discount on preferred stock.
         The discount is determined based on the value that is allocated to the warrants upon issuance. The value assigned to the warrants is their proportionate share of the combined total of the fair value of the warrants plus the fair value of the preferred stock. This discount is accreted over the estimated life of the preferred stock (estimated as five years)
         using the effective yield method. The estimated pro forma effective yield is 5.85%. The fair value of the common stock warrants was estimated using a Black-Scholes option pricing model. This model uses assumptions related to the price of the stock, the estimated life of the warrants, the volatility of the corporation's stock price, risk-free discount rates and an estimated dividend yield. The fair value of the preferred stock was estimated using a 15.00% market discount rate, similar to those used for equivalent instruments. All other factors being equal, the lower the value of the warrants, the less negative impact on net income and earnings per share available to common shareholders. For the preferred stock, the fair value increases as lower discount rates are used. Therefore, all other factors remaining equal, a lower discount rate for the preferred stock would result in a less negative impact on net income and earnings per share available to common shareholders.

(4)      The Treasury will receive warrants to purchase 521,286 shares of the corporation's common stock having a strike price of
         $8.6325 per share, based on a trailing 20-day average share price as of December 15, 2008. The actual shares and strike price will be determined on the expected closing date of February 27, 2009. This amounts to 15% of the proceeds of the preferred stock issuance. The warrants have a life of ten years and can be exercised at any time. The strike price is calculated as the trailing twenty day trading average leading up to the closing date. The pro forma adjustment shows the increase in diluted common shares outstanding assuming that the warrants had been issued on January 1, 2007, at a strike price of $8.6325 and remained outstanding for the entire period presented. The treasury stock method was utilized to determine dilution of the warrants for the period presented.

INCORPORATION BY REFERENCE

        The Securities and Exchange Commission allows the corporation to incorporate by reference information into this proxy statement, which means that the corporation can disclose important information to you by referring you to another document the corporation has filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement.

        This proxy statement incorporates by reference the following items of Part II of the corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2007:

     o        Item 6. Selected Financial Data;

     o        Item 7. Management's Discussion and Analysis of Financial Condition and  Results of Operations;

     o        Item 7A. Quantitative Disclosures About Market Risk; and

     o        Item 8. Financial Statements and Supplementary Data.

        This proxy statement also incorporates by reference the following items of Part I of the corporation’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission for the periods ended March 31, 2008, June 30, 2008, and September 30, 2008:

     o        Item 1. Unaudited Consolidated Financial Statements; and

     o        Item 2. Management's Discussion and Analysis of Financial Condition and  Results of Operations.

PROPOSALS FOR 2010 ANNUAL MEETING

        Any shareholder who wishes to present a proposal at the corporation’s 2010 Annual Meeting and who wishes to have the proposal included in the corporation’s Proxy Statement and form of proxy for such meeting must submit the proposal to the undersigned at the address of the corporation not later than November 13, 2009.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        Upon the written request of any record holder or beneficial owner of the shares entitled to vote at the special meeting, the corporation, without charge, will provide a copy of its annual report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on March 12, 2008. Requests should be mailed to Grace Atwood, Corporate Secretary, at 134 West Washington Street, Kosciusko, Mississippi, 39090.

                                                     BY ORDER OF THE BOARD OF DIRECTORS,

                                                     Hugh S. Potts, Jr.
                                                     Chairman and Chief Executive Officer

Kosciusko, Mississippi
February 5, 2009

Annex A

Terms of TARP Capital Purchase Program

Senior Preferred Stock and Warrants
Summary of Senior Preferred Terms

Issuer: Qualifying Financial Institution (“QFI”) means (i) any U.S. bank or U.S savings association not controlled by a Bank Holding Company (“BHC”) or Savings and Loan Company (“SLHC”); (ii) any top-tier U.S. BHC, (iii) any top-tier U.S. SLHC which engages solely or predominately in activities that are permitted for financial holding companies under relevant law; and (iv) any U.S. bank or U.S. savings association controlled by a U.S. SLHC that does not engage solely or predominately in activities that are permitted for financial holding companies under relevant law. QFI shall not mean any BHC, SLHC, bank or savings association controlled by a foreign bank or company. For purposes of this program, “U.S. bank”, “U.S. savings association”, “U.S. BHC” and “U.S. SLHC” means a bank, savings association, BHC or SLHC organized under the laws of the United States or any State of the United States, the District of Columbia, any territory or possession of the United States, Puerto Rico, Northern Mariana Islands, Guam, American Samoa, or the Virgin Islands. The United States Department of the Treasury will determine eligibility and allocation for QFIs after consultation with the appropriate Federal banking agency.

Initial Holder: United States Department of the Treasury (the “UST”).

Size: QFIs may sell preferred to the UST subject to the limits and terms described below. Each QFI may issue an amount of Senior Preferred equal to not less than 1% of its risk-weighted assets and not more than the lesser of (i) $25 billion and (ii) 3% of its risk-weighted assets.

Security: Senior Preferred, liquidation preference $1,000 per share. (Depending upon the QFI’s available authorized preferred shares, the UST may agree to purchase Senior Preferred with a higher liquidation preference per share, in which case the UST may require the QFI to appoint a depositary to hold the Senior Preferred and issue depositary receipts.)

Ranking: Senior to common stock and pari passu with existing preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Regulatory Capital Status: Tier 1.

Term: Perpetual life.

Dividend: The Senior Preferred will pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum. For Senior Preferred issued by banks which are not subsidiaries of holding companies, the Senior Preferred will pay non-cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum. Dividends will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.

Redemption: Senior Preferred may not be redeemed for a period of three years from the date of this investment, except with the proceeds from a Qualified Equity Offering (as defined below) which results in aggregate gross proceeds to the QFI of not less than 25% of the issue price of the Senior Preferred. After the third anniversary of the date of this investment, the Senior Preferred may be redeemed, in whole or in part, at any time and from time to time, at the option of the QFI. All redemptions of the Senior Preferred shall be at 100% of its issue price, plus (i) in the case of cumulative Senior Preferred, any accrued and unpaid dividends and (ii) in the case of noncumulative Senior Preferred, accrued and unpaid dividends for the then current dividend period (regardless of whether any dividends are actually declared for such dividend period), and shall be subject to the approval of the QFI’s primary federal bank regulator. “Qualified Equity Offering” shall mean the sale by the QFI after the date of this investment of Tier 1 qualifying perpetual preferred stock or common stock for cash. Following the redemption in whole of the Senior Preferred held by the UST, the QFI shall have the right to repurchase any other equity security of the QFI held by the UST at fair market value.

1

Restrictions on Dividends: For as long as any Senior Preferred is outstanding, no dividends may be declared or paid on junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares (other than in the case of pari passu preferred shares, dividends on a pro rata basis with the Senior Preferred), nor may the QFI repurchase or redeem any junior preferred shares, preferred shares ranking pari passu with the Senior Preferred or common shares, unless (i) in the case of cumulative Senior Preferred all accrued and unpaid dividends for all past dividend periods on the Senior Preferred are fully paid or (ii) in the case of non-cumulative Senior Preferred the full dividend for the latest completed dividend period has been declared and paid in full.

Common dividends: The UST’s consent shall be required for any increase in common dividends per share until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties.

Repurchases: The UST’s consent shall be required for any share repurchases (other than (i) repurchases of the Senior Preferred and (ii) repurchases of junior preferred shares or common shares in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties. In addition, there shall be no share repurchases of junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares if prohibited as described above under “Restrictions on Dividends”.

Voting rights: The Senior Preferred shall be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred, (ii) any amendment to the rights of Senior Preferred, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred. If dividends on the Senior Preferred are not paid in full for six dividend periods, whether or not consecutive, the Senior Preferred will have the right to elect 2 directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

Transferability: The Senior Preferred will not be subject to any contractual restrictions on transfer. The QFI will file a shelf registration statement covering the Senior Preferred as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible. The QFI will also grant to the UST piggyback registration rights for the Senior Preferred and will take such other steps as may be reasonably requested to facilitate the transfer of the Senior Preferred including, if requested by the UST, using reasonable efforts to list the Senior Preferred on a national securities exchange. If requested by the UST, the QFI will appoint a depositary to hold the Senior Preferred and issue depositary receipts.

Executive Compensation: As a condition to the closing of this investment, the QFI and its senior executive officers covered by the EESA shall modify or terminate all benefit plans, arrangements and agreements (including golden parachute agreements) to the extent necessary to be in compliance with, and following the closing and for so long as UST holds any equity or debt securities of the QFI, the QFI shall agree to be bound by, the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection. As an additional condition to closing, the QFI and its senior executive officers covered by the EESA shall grant to the UST a waiver releasing the UST from any claims that the QFI and such senior executive officers may otherwise have as a result of the issuance of any regulations which modify the terms of benefits plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection.

Summary of Warrant Terms

Warrant: The UST will receive warrants to purchase a number of shares of common stock of the QFI having an aggregate market price equal to 15% of the Senior Preferred amount on the date of investment, subject to reduction as set forth below under “Reduction”. The initial exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrants, shall be the market price for the common stock on the date of the Senior Preferred investment (calculated on a 20-trading day trailing average), subject to customary anti-dilution adjustments. The exercise price shall be reduced by 15% of the original exercise price on each six-month anniversary of the issue date of the warrants if the consent of the QFI shareholders described below has not been received, subject to a maximum reduction of 45% of the original exercise price.

2

Term: 10 years

Exercisability: Immediately exercisable, in whole or in part.

Transferability: The warrants will not be subject to any contractual restrictions on transfer; provided that the UST may only transfer or exercise an aggregate of one half of the warrants prior to the earlier of (i) the date on which the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings and (ii) December 31, 2009. The QFI will file a shelf registration statement covering the warrants and the common stock underlying the warrants as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible. The QFI will also grant to the UST piggyback registration rights for the warrants and the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants and the common stock underlying the warrants. The QFI will apply for the listing on the national exchange on which the QFI’s common stock is traded of the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants or the common stock.

Voting: The UST will agree not to exercise voting power with respect to any shares of common stock of the QFI issued to it upon exercise of the warrants.

Reduction: In the event that the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the UST shall be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the warrants (taking into account all adjustments) and (ii) 0.5.

Consent: In the event that the QFI does not have sufficient available authorized shares of common stock to reserve for issuance upon exercise of the warrants and/or shareholder approval is required for such issuance under applicable stock exchange rules, the QFI will call a meeting of its shareholders as soon as practicable after the date of this investment to increase the number of authorized shares of common stock and/or comply with such exchange rules, and to take any other measures deemed by the UST to be necessary to allow the exercise of warrants into common stock.

Substitution: In the event the QFI is no longer listed or traded on a national securities exchange or securities association, or the consent of the QFI shareholders described above has not been received within 18 months after the issuance date of the warrants, the warrants will be exchangeable, at the option of the UST, for senior term debt or another economic instrument or security of the QFI such that the UST is appropriately compensated for the value of the warrant, as determined by the UST.

3

                                                                                                              Annex B

                                                      ARTICLES OF AMENDMENT
                                                                TO
                                                    ARTICLES OF INCORPORATION
                                                                OF
                                                      FIRST M&F CORPORATION

         Pursuant to the provisions of Sections 79-4-10.01 through 79-4-10.06 of the Mississippi Code of 1972,  as amended (the
"Code"), FIRST M&F CORPORATION, a Mississippi  corporation (the "Corporation"), hereby certifies as follows:

                                                           ARTICLE ONE

         The name of the Corporation is FIRST M&F CORPORATION.

                                                           ARTICLE TWO

         This amendment to the Corporation's Articles of Incorporation (the "Articles of Incorporation") was duly adopted in accordance with Section 79-4-10.03 of the Code by the board of directors on January 14, 2009, and by the shareholders of the
Corporation at a meeting of the shareholders held on February 25, 2009.

                                                          ARTICLE THREE

         Article FOURTH of the Articles of Incorporation is hereby amended in the following two (2) respects:

     (i) By deleting in its entirety the sentence which reads as follows:

                      A holder of Class B Non-Voting Preferred stock shall have no voting rights as a holder of such stock, except as specifically required by law.

         And replacing such sentence with the following:

                      Each share of Class B Non-Voting Preferred stock shall have such voting rights as may be specified in the resolution of the Board of Directors authorizing the issuance of the particular series of which such share is a part.

     (ii)By deleting subsections (a) through (e) of the said Article FOURTH, which read as follows:

                  (a)      The rate of dividend;

                  (b)      Whether shares may be redeemed and, if so, the redemption price and terms and conditions of redemption;

                  (c)      The amount payable upon shares in the event of voluntary and involuntary liquidation;

                  (d)      Sinking fund provisions, if any, for the redemption or purchase of shares; and

                  (e)      The terms and conditions, if any, on which shares may be converted.

         And replacing the said subsections with the following subsections (a) through (f):

                  (a)      The rate of dividend;

                  (b)      Whether shares may be redeemed and, if so, the redemption price and terms and conditions of redemption;

                  (c)      The amount payable upon shares in the event of voluntary and involuntary liquidation;

                  (d)      Sinking fund provisions, if any, for the redemption or purchase of shares;

                  (e)      The terms and conditions, if any, on which shares may be converted; and

                  (f)      Voting rights of shares.

                                           (Remainder of Page Intentionally Left Blank)

         IN WITNESS WHEREOF, the undersigned, being the duly authorized Chairman & Chief Executive Officer of the Corporation,
for the purpose of amending the Articles of Incorporation pursuant to Section 79-4-10.01 through 79-4-10.06 of the Code, does make and file these Articles of Amendment this ____ day of _____________, 2009.

                                                                   FIRST M&F CORPORATION

                                                                   By: /s/    Hugh S. Potts, Jr.
                                                                      ---------------------------------------------
                                                                      Hugh S. Potts, Jr.
                                                                      Chairman and Chief Executive Officer

                                                 SPECIAL MEETING OF SHAREHOLDERS
                                                        February 25, 2009

                                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Marlin Ivey and Charles W. Ritter, Jr., or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of First M&F Corporation which the undersigned is entitled to vote only at the Special Meeting of Shareholders to be held on February 25, 2009, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present.

Approving an amendment to the Articles of Incorporation to give the Board of Directors the authority to fix the voting rights of each series of Class B Non-Voting Preferred Stock.

For  ___                                             Against ___                                 Abstain  ___

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" the proposal. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN
THE ENVELOPE PROVIDED.

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Please be sure to sign and date this Proxy in the box below.

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Shareholder sign above                                                 Co-holder (if any) sign above

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Date